UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 12, 2013

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2013, Washington Trust Bancorp, Inc. (together with its subsidiaries and affiliates, the “Company") and Galan G. Daukas entered into an Employment Separation Agreement and Release of All Claims (the “Separation Agreement”) pursuant to which the parties mutually agreed that effective May 20, 2013 (the “Termination Date”), Mr. Daukas' employment with the Company terminated and Mr. Daukas resigned from all positions, titles, duties, authorities and responsibilities with, arising out of or relating to his employment with the Company.

Pursuant to the Separation Agreement, Mr. Daukas will receive a severance payment equal to his current base salary of $346,200, paid in biweekly installments for a period of 12 months following the Termination Date (the “Severance Period”).  Mr. Daukas will also receive a payment of $196,000 in satisfaction of his 2013 bonus, with such amount paid in biweekly installments over the Severance Period. If Mr. Daukas timely elects medical and/or dental continuation pursuant to COBRA, the Company will contribute an amount equal to what would have been paid by the Company towards that coverage if he remained an active employee of the Company for the Severance Period, or if earlier, until such date as Mr. Daukas becomes eligible for coverage under a group health plan of a subsequent employer. The 2,800 restricted stock units (the “Restricted Units”) granted to Mr. Daukas on June 1, 2010 will be fully vested and nonforfeitable, and in full satisfaction of such Restricted Units, the Company shall issue 2,800 shares of common stock of the Company to Mr. Daukas. Additionally, the nonqualified stock option to purchase 7,800 shares of common stock of the Company granted to Mr. Daukas on June 1, 2010 will become immediately vested and exercisable, and all vested stock options will remain exercisable through August 17, 2013. The Separation Agreement also contains mutual releases by the parties.

The Separation Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	10.1	Galan G. Daukas Employment Separation Agreement and Release of All Claims*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: June 13, 2013	By:	/s/ David V. Devault
David V. Devault
Senior Executive Vice President, Secretary and Chief Financial Officer